                                                  ----------------------------
                                                          OMB APPROVAL
                                                  ----------------------------
                                                     OMB NUMBER     3235-0056
                                                     EXPIRES: JANUARY 31, 2002
                                                     ESTIMATED AVERAGE BURDEN
                                                     HOURS PER RESPONSE.....7
                                                  ----------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               Tality Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                                                         77-0548279
----------------------------------------------------------------------------------------
(State of incorporation or organization)          (I.R.S. Employer Identification Number)


555 River Oaks Parkway, Building 3, San Jose, CA  95134
------------------------------------------------------------------------------
(Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                  Name of each exchange on which
           to be registered                     each class is to be registered
               None                                         None


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates (if applicable): 333 - 41552

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $.001 par value
--------------------------------------------------------------------------------
                                (Title of class)


--------------------------------------------------------------------------------
                                (Title of class)

                        INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

In response to this item, incorporated by reference is the description of the Class A Common Stock, $.001 par value per share (the "Common Stock"), of Tality Corporation (the "Registrant") contained under the caption "Description of Capital Stock and Partnership

Units" in the Prospectus (Subject to Completion) dated July 17, 2000 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-41552) (as amended, the "Registration Statement"). If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.

ITEM 2.  EXHIBITS

    The following exhibits are filed as a part of this Registration Statement:

               1(a)* Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on July 13, 2000 (incorporated herein by reference to Exhibit
                      3.1 of the Registration Statement).

               1(b)* Form of Restated Certificate of Incorporation of the Registrant, to be filed with the Secretary of State of the State of Delaware and be in effect prior to completion of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.2 of the Registrant Statement).

               2* Bylaws of the Registrant, not amended (incorporated herein by reference to Exhibit 3.3 of the Registration Statement).

               3* Form of Common Stock Certificate of Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

               4 The description of the Class A Common Stock of the Registrant contained under the caption "Description of Capital Stock and Partnership Units" set forth on page 75 of the Prospectus (Subject to Completion) dated July 17, 2000, as amended is incorporated herein by reference from the Registration Statement. If such description is subsequently amended, the description as subsequently amended is hereby incorporated by reference to this item.


                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)  Tality Corporation
              ------------------

Date    September 7, 2000
        ------------------------
By  /s/ Duane W. Bell
   -----------------------------
    Duane W. Bell
    Secretary





--------
* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.

                                 EXHIBIT INDEX


EXHIBIT
 NUMBER                           DESCRIPTION
-------                           -----------
1.1       Form of Underwriting Agreement.
3.1       Certificate of Incorporation of the Registrant.
3.2       Form of Restated Certificate of Incorporation of the
          Registrant to be in effect prior to completion of the
          offering.
3.3       Bylaws of the Registrant.
4.1       Specimen form of Registrant's common stock certificate.
5.1       Opinion of Gibson, Dunn & Crutcher LLP.
10.1      Form of Agreement of Limited Partnership of Tality, LP,
          between the Registrant and Cadence Holdings, Inc.
10.2      Master Separation Agreement dated as of July 14, 2000,
          between the Registrant, Cadence Design Systems, Inc.
          ("Cadence") and Cadence Holdings, Inc.
10.3      Tality Corporation 2000 Equity Incentive Plan.
10.4      Tality Corporation 2000 Broad Based Equity Incentive Plan.
10.5      Form of Indemnity Agreement between the Registrant and its directors and executive officers.
10.6      Employment Agreement between the Registrant and Robert P.
          Wiederhold dated as of July 14, 2000.
10.7      Form of General Assignment and Assumption Agreement by and
          among the Registrant, Cadence, Cadence Holdings, Inc. and
          Tality, LP.
10.8      Form of Master Intellectual Property Ownership and License
          Agreement by and among the Registrant, Cadence, Cadence
          Holdings, Inc. and Tality, LP.
10.9      Form of Employee Matters Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.10     Form of Master Corporate Services Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.11     Form of Real Estate Matters Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.12     Form of Master Confidentiality Agreement by and among the
          Registrant, Cadence, Cadence Holdings, Inc. and Tality, LP.
10.13     Form of Indemnification and Insurance Matters Agreement by
          and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.
10.14     Form of Fixed Term License Agreement between Cadence and
          Tality, LP.
10.15     Form of Joint Technology Development and Support Agreement
          by and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.
10.16     Form of Joint Sales Agreement by and among the Registrant,
          Cadence, Cadence Holdings, Inc. and Tality, LP.
10.17     Form of Canadian Asset Purchase Agreement by and among
          Cadence, Cadence Design Systems (Canada), Limited and Tality
          Canada Corporation.
10.18     Form of Amended and Restated Master Separation Agreement by
          and among the Registrant, Cadence, Cadence Holdings, Inc.
          and Tality, LP.
10.19     Form of United Kingdom Asset Purchase Agreement by and among
          Symbionics Group Limited, Cadence and Cadence Design
          Systems, Limited.
21.1      Subsidiaries of the Registrant.
23.1      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
          5.1).
23.2      Consent of Arthur Andersen LLP.
23.3      Consent of Deloitte & Touche LLP.
24.1      Power of Attorney (included on the signature page to this
          Registration Statement, see page II-5).
27.1      Financial Data Schedule.


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